Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST BUSEY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FIRST BUSEY CORPORATION

April 13, 2012

Dear Stockholders:

        We cordially invite you to attend the 2012 Annual Meeting of Stockholders of First Busey Corporation. The annual meeting will be held at 6:30 p.m., central time, on May 15, 2012, at 115 N. Neil Street, Champaign, Illinois 61820.

        The formal items of business to be considered at the meeting include: (i) the election of nine directors for one-year terms expiring in 2013; (ii) the approval, in a nonbinding, advisory vote, of the compensation of our named executive officers, or a "say-on-pay" proposal; and (iii) a nonbinding, advisory proposal regarding the frequency with which stockholders will vote on such say-on-pay proposals in the future.

        We have enclosed a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, for your review. At the meeting, we will review our performance in 2011 and update you on our strategic plan as we move forward.

        We hope that you will be able to attend the annual meeting. Whether or not you plan to attend, please review the attached proxy statement and return your proxy card to us in accordance with the mailing instructions set forth on the enclosed proxy card.

        We look forward to seeing you at the meeting.

Sincerely yours,

Gregory B. Lykins	Van A. Dukeman
Chairman of the Board	President and Chief Executive Officer

FIRST BUSEY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2012

To the Stockholders of
First Busey Corporation:

        The 2012 Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at 6:30 p.m., central time, on May 15, 2012, at 115 N. Neil Street, Champaign, Illinois 61820. The 2012 Annual Meeting is being held for the following purposes:

  1.
  to elect nine directors to hold office until the 2013 Annual Meeting of Stockholders or until their successors are elected and have qualified;

  2.
  to approve, in a nonbinding, advisory vote, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a "say-on-pay" proposal;

  3.
  to consider the frequency with which stockholders will vote on future say-on-pay proposals; and

  4.
  to transact such other business as may properly be brought before the meeting and any postponements or adjournments of the meeting.

        Only stockholders of record at the close of business on April 2, 2012, are entitled to notice of, and to vote at, the 2012 Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the 2012 Annual Meeting in person, please sign, date and return your proxy.

By Order of the Board of Directors

Gregory B. Lykins Chairman of the Board	Van A. Dukeman President and Chief Executive Officer

Champaign, Illinois
April 13, 2012

Please note that there is no return envelope for the proxy card and that you should follow the mailing instructions set forth on the enclosed proxy card.

FIRST BUSEY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 15, 2012

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Busey Corporation for use at the 2012 Annual Meeting of Stockholders to be held at 6:30 p.m., central time, on May 15, 2012, at 115 N. Neil Street, Champaign, Illinois 61820. The board has fixed the close of business on April 2, 2012, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. On the record date, First Busey had 86,625,577 shares of common stock, par value $0.001 per share, outstanding and entitled to vote.

        First Busey's Annual Report on Form 10-K, which includes audited financial statements for the year ended December 31, 2011, accompanies this proxy statement. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is on or about April 13, 2012.

QUESTIONS AND ANSWERS

        The following information regarding the meeting and the voting process is presented in a question and answer format. As used in this proxy statement, the terms "First Busey," "the Company," "we," "our," and "us" all refer to First Busey Corporation and its subsidiaries. The terms "Busey Bank" and "the Bank" refer to the Company's wholly-owned banking subsidiary, Busey Bank, Champaign, Illinois.

Why am I receiving this proxy statement and accompanying proxy card?

        You are receiving a proxy statement and proxy card from us because on April 2, 2012, you owned shares of First Busey common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the 2012 Annual Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

        When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on: (i) the election of nine directors of First Busey for a term of one year expiring in 2013; (ii) a nonbinding, advisory proposal to approve the compensation of our named executive officers, which is referred to as the "say-on-pay" proposal; and (iii) a nonbinding, advisory proposal regarding the frequency with which stockholders will vote on such say-on-pay proposals in the future. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

        You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it pursuant to the instructions on the proxy card. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

        If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "FOR" all nominees for director named in this proxy statement, "FOR" the say-on-pay proposal and for future say-on-pay proposals to be voted on "EVERY YEAR."

        If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change. Please note that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a "legal proxy" from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or other fiduciary, who votes my shares?

        If you received this proxy statement from your broker or other fiduciary who may hold your shares, your broker or other fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a "legal proxy" from your broker or other fiduciary in order to vote in person at the meeting.

        Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on nonroutine matters unless they have received such voting instructions. Each of the matters to be acted on at the 2012 Annual Meeting is considered a nonroutine matter. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker generally will not be permitted to vote the shares beneficially owned by you on any of these matters.

        We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.

What does it mean if I receive more than one proxy card?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy card?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date and returning that proxy to:

    First Busey Corporation
    Attn: Mary E. Lakey
    100 W. University Avenue
    Champaign, Illinois 61820

  •
  sending notice to us that you are revoking your proxy; or

  •
  voting in person at the meeting (attendance at the meeting will not in and of itself constitute the revocation of a proxy).

        If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

        A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting; or

  •
  has properly submitted a signed proxy card or other form of proxy.

        On April 2, 2012, the record date for the annual meeting, there were 86,625,577 shares of common stock issued and outstanding. Therefore, at least 43,312,789 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

        The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than nine nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

        Except with respect to the election of directors and the vote on the frequency of future say-on-pay votes, you may vote "FOR," "AGAINST" or "ABSTAIN" on each proposal properly brought before the meeting. In the election of directors you may vote "FOR" or "WITHHOLD AUTHORITY TO VOTE FOR" each nominee. With respect to the proposal on the frequency of future say-on-pay proposals, you may vote "EVERY YEAR," "EVERY TWO YEARS," "EVERY THREE YEARS" or "ABSTAIN."

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

        Except with respect to the election of directors and the vote on the frequency of future say-on-pay votes, a majority of the votes cast at the meeting will approve each matter that arises at the annual meeting. Directors will be elected by a plurality and the nine individuals receiving the highest number of votes cast "FOR" their election will be elected as directors of First Busey. A "WITHHOLD AUTHORITY TO VOTE FOR" vote will have the same effect as a vote against the election of a particular director. The frequency with which future say-on-pay votes will be held will also be decided by a plurality, with the frequency receiving the most votes being considered the choice of stockholders. Please note, however, that because the say-on-pay and frequency of future say-on-pay votes are advisory, the outcome of such votes will not be binding on the board of directors or the Executive Management Compensation and Succession Committee.

        Abstentions and broker nonvotes, if any, will not be counted as votes cast. Accordingly, so long as a quorum is present, abstentions and broker nonvotes will have no effect on any matter presented for a vote at the annual meeting.

Where do I find the voting results of the meeting?

        If available, we will announce voting results at the meeting. The voting results also will be disclosed in a Form 8-K that we will file within four business days after the meeting.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 15, 2012.

        Full copies of the proxy statement and other materials for the 2012 Annual Meeting are available on the Internet through our website at www.busey.com by clicking on "Investor Relations" or by going to http://ir.busey.com. Stockholders will receive a full set of these materials through the mail from us or their broker.

        For directions to attend the annual meeting in person, please call our main office at (217) 365-4516.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The nine nominees named below have been nominated by the Nominating and Corporate Governance Committee of the board of directors of First Busey for election as directors for a term of one year or until their successors have been duly elected and are qualified.

        It is intended that the proxies received in response to this solicitation will be voted for the election of the nine persons so nominated, unless otherwise specified. If, for any reason, any nominee becomes unavailable for election or declines to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the board. No circumstances are presently known which would render a nominee named herein unavailable.

        Set forth below under "Nominees" is certain biographical information concerning each nominee for director, including principal occupation and age as of April 2, 2012, the record date for the annual meeting. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years.

Required Stockholder Vote for Election of Directors

        The directors are elected by a plurality and the nine individuals receiving the highest number of votes cast "FOR" their election will be elected as directors of First Busey.

Board Recommendation

        The board of directors recommends that you vote "FOR" each of the nominees listed below.

Nominees

Name (Age)	Director Since(1)	Positions with First Busey and Principal Occupation for the Past Five Years
Joseph M. Ambrose (54)	1993	Mr. Ambrose is President and Chief Executive Officer of Horizon Hobby, Inc., Champaign, Illinois, and has been since July 2008. Mr. Ambrose has been affiliated with Horizon Hobby since November 2005, when he joined the company as Executive Vice President and Chief Operating Officer. Mr. Ambrose is considered "independent" under the rules of NASDAQ.
David J. Downey (70)	1992	Mr. Downey is President of The Downey Group, Inc., an estate planning, wealth transfer and executive compensation organization. Mr. Downey is considered "independent" under the rules of NASDAQ.
Van A. Dukeman (53)	1994

Mr. Dukeman is President and Chief Executive Officer of First Busey, as well as the Chairman of Busey Bank. Mr. Dukeman served as the President and Chief Executive Officer of Main Street Trust, Inc. from 2004 to 2007 prior to its merger in 2007 with First Busey.

E. Phillips Knox (65)	1980	Mr. Knox is an attorney with the law firm Tummelson Bryan & Knox, LLP, Urbana, Illinois.
V. B. Leister, Jr. (66)	1996	Mr. Leister is Chairman of Carter's Furniture Inc., Urbana, Illinois. Mr. Leister is considered "independent" under the rules of NASDAQ.

Name (Age)	Director Since(1)	Positions with First Busey and Principal Occupation for the Past Five Years
Gregory B. Lykins (64)	1994

Mr. Lykins is Chairman of First Busey. Mr. Lykins also serves as a director of Busey Bank and Busey Wealth Management,  Inc. Mr. Lykins served as the Chairman of Main Street Trust, Inc. from 2004 to 2007 prior to its merger in 2007 with First Busey.

August C. Meyer, Jr. (74)	1962	Mr. Meyer is Chairman of Midwest Television, Inc. Mr. Meyer is considered "independent" under the rules of NASDAQ.
George T. Shapland (81)	1994	Mr. Shapland is President of Shapland Management Co., a real estate management company. Mr. Shapland is considered "independent" under the rules of NASDAQ.
Thomas G. Sloan (63)	2010

Mr. Sloan is Chief Executive Officer of Sloan Implement Company. Mr. Sloan served as a director of Busey Bank from 2007 until his appointment to the First Busey board in 2010. Prior to 2007, he served on the Main Street Trust, Inc. board and audit committee. Mr. Sloan is considered "independent" under the rules of NASDAQ.

(1)
Indicates the year first elected to the board of directors of First Busey or Main Street Trust, Inc., or Main Street Trust's predecessor, BankIllinois Financial Corp.

        All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. Finally, except as noted above, no nominee or director has been a director of another "public corporation" (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, or the "Exchange Act") or of any investment company within the past five years.

Director Qualifications

        We have established minimum criteria that we believe each director should possess to be an effective member of our board. Those criteria are discussed in more detail on page 10 of this proxy statement. The particular experience, qualifications, attributes or skills that led the board to conclude that each member is qualified to serve on the board and any committee he serves on is as follows.

        Joseph M. Ambrose.    We consider Mr. Ambrose to be a qualified candidate for service on the board, Audit Committee and Executive Management Compensation and Succession Committee due to his business and financial expertise acquired as a senior executive officer of a prominent global business headquartered in the Champaign-Urbana community. Additionally, the board has determined that Mr. Ambrose's level of education and experience of overseeing the preparation and audit of the financial statements of a sophisticated global enterprise, qualifies him to serve as the "audit committee financial expert" on the Audit Committee, under the regulations of the Securities and Exchange Commission.

        David J. Downey.    We consider Mr. Downey to be a qualified candidate for service on the board, Executive Management Compensation and Succession Committee and Nominating and Corporate

Governance Committee due to his business and financial expertise acquired as the founder and long-time president of a prominent business in the Champaign-Urbana community. Mr. Downey's firm provides estate planning, wealth transfer and executive compensation services, which gives him specialized knowledge particularly relevant to his service on the Executive Management Compensation and Succession Committee. His specialized knowledge also is particularly relevant to First Busey's wealth management business.

        Van A. Dukeman.    We consider Mr. Dukeman to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey's operations he has acquired as its President and Chief Executive Officer and as the President and Chief Executive Officer of Main Street Trust, Inc. and its predecessors prior to its merger with First Busey in 2007.

        E. Phillips Knox.    We consider Mr. Knox to be a qualified candidate for service on the board due to his skills and expertise in legal services specific to banking organizations and his intimate knowledge of the First Busey organization due to his long-time service as a member of the board.

        V. B. Leister, Jr.    We consider Mr. Leister to be a qualified candidate for service on the board and Audit Committee due to his business and financial expertise acquired as a long-time senior executive officer of a successful small business in the Champaign-Urbana community.

        Gregory B. Lykins.    We consider Mr. Lykins to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey's operations he has acquired as its Vice Chairman and Chairman, and as the Chairman of Main Street Trust, Inc. and its predecessors prior to its merger with First Busey in 2007.

        August C. Meyer, Jr.    We consider Mr. Meyer to be a qualified candidate for service on the board and Executive Management Compensation and Succession Committee due to his extensive business and financial expertise acquired through a variety of successful business ventures, including as the founder and Chairman of Midwest Television, Inc., a successful owner of television stations, and because of his prominence in the Champaign-Urbana community. Mr. Meyer has been a major stockholder of First Busey and, prior to the merger of First Busey and Main Street Trust, Inc. in 2007, of Main Street Trust, Inc. and its predecessors since the 1960s.

        George T. Shapland.    We consider Mr. Shapland to be a qualified candidate for service on the board, Nominating and Corporate Governance Committee and Audit Committee due to his extensive business and financial expertise acquired through founding and operating a successful commercial real estate business headquartered in the Champaign-Urbana community and through other successful business ventures.

        Thomas G. Sloan.    We consider Mr. Sloan to be a qualified candidate for service on the board, Audit Committee and Nominating and Corporate Governance Committee due to his skills and expertise acquired as the CEO of a successful midwest business headquartered in Assumption, Illinois, as well as his intimate familiarity with First Busey's operations acquired as a director of Busey Bank since 2007 and of Main Street Trust Inc. prior to the merger with First Busey in 2007.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

General

        Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of First Busey, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are generally held on a monthly basis, special meetings held from time to time and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisers, such as our legal counsel, auditors and other consultants.

        A majority of our directors are "independent," as defined by The NASDAQ Stock Market LLC, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. Generally, the board undertakes an annual review of director independence. This process consists of an oral question and answer session at a board meeting at which all directors hear the responses of each director and have an opportunity to evaluate the facts presented. This independence review is further supplemented by an annual questionnaire that directors are required to complete that contains a number of questions related to, among other things, independence and related-party transactions.

        Because of the amount of legal services that Mr. Knox's law firm provides for First Busey and related entities, the board does not consider him to be "independent." Additionally, because of their current or past positions as executive officers of First Busey, Messrs. Dukeman and Lykins are not considered "independent."

        Our board of directors held nine meetings during 2011. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. Our independent directors met five times in executive session during 2011, and we expect that they will meet at least two times in executive session during 2012. We require all our directors to attend the annual meeting. Last year all of our directors attended our annual meeting, and we expect all of our directors will attend the 2012 Annual Meeting of Stockholders as well.

        The board of directors has established an Executive Management Compensation and Succession Committee, a Nominating and Corporate Governance Committee and an Audit Committee, each of which is made up solely of independent directors.

        Any stockholder who wishes to contact the full board may do so by contacting the board: (i) in writing, in care of First Busey Corporation, 100 W. University Avenue, Champaign, Illinois 61820; or (ii) electronically, through the hyperlink available at our website at www.busey.com. Communications to the full board should be directed to Mary E. Lakey, Corporate Secretary, who will then forward all appropriate comments and communications to the board, while communications to the independent directors should be directed to Mr. Leister.

Executive Management Compensation and Succession Committee

        The Executive Management Compensation and Succession Committee met 12 times in 2011. In 2011, the Executive Management Compensation and Succession Committee was comprised of Joseph M. Ambrose (Chairman), David J. Downey, David L. Ikenberry (until his departure from the board in May), and August C. Meyer, Jr., each of whom is (or, in the case of Dr. Ikenberry, was) an "independent" director as defined by NASDAQ listing requirements, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code and a "non-employee" director under Section 16 of the Exchange Act. We expect that each current member of the Executive Management Compensation and Succession Committee will serve throughout 2012. The Executive Management and Succession Committee Charter is available at our website at www.busey.com under "Investor Relations."

        The responsibilities of the Executive Management and Succession Committee include the approval, and recommendation to the full board, of the compensation of our Chief Executive Officer and other senior executive officers. The Executive Management Compensation and Succession Committee also reviews and analyzes existing and potential management succession issues.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee met five times in 2011. In 2011, the Nominating and Corporate Governance Committee was comprised of David J. Downey (Chairman), Thomas G. Sloan, and George T. Shapland, each of whom is considered "independent" according to NASDAQ listing requirements. Responsibilities of the Nominating and Corporate Governance Committee include the nomination of individuals as members of the board, including the review of qualifications of directors to stand for re-election and the implementation and maintenance of our corporate governance procedures. The Nominating and Corporate Governance Committee Charter is available at our website at www.busey.com under "Investor Relations."

        The Nominating and Corporate Governance Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The Nominating and Corporate Governance Committee also believes that directors should possess the highest personal and professional ethics.

        In February 2012, the Nominating and Corporate Governance Committee met and reviewed all relevant qualifications of potential director nominees, including, at a minimum, the following:

  •
  independence from management;

  •
  relevant business experience;

  •
  knowledge of the communities in which we predominantly operate;

  •
  potential conflicts of interest; and

  •
  judgment, skill, integrity and reputation.

        The Nominating and Corporate Governance Committee reviews the qualifications of each potential candidate for director and identifies nominees by consensus.

        The Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including stockholder recommendation. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders. The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for director nominees for 2012. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2012.

Audit Committee

        The Audit Committee of the board met eight times in 2011. In 2011, the Audit Committee was comprised of V.B. Leister, Jr. (Chairman), Joseph M. Ambrose, who replaced David L. Ikenberry following his departure from the board in May, George T. Shapland and Thomas G. Sloan. We expect that each current member of the Audit Committee will serve throughout 2012. Each of the current committee members is considered "independent" according to NASDAQ listing requirements and Rule 10A-3 of the Exchange Act, as required for audit committee membership. The board of directors has determined that Mr. Ambrose qualifies as an "audit committee financial expert" under the regulations of the Securities and Exchange Commission based on his level of education and experience overseeing the preparation and audit of the financial statements of a sophisticated global enterprise, as described previously in this proxy statement.

        The responsibilities and functions of the Audit Committee and its activities during 2011 are described in detail under the heading "Report of the Audit Committee" in this proxy statement. The Audit Committee Charter is available at our website at www.busey.com under "Investor Relations."

        The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee reviews and approves all related-party transactions, except for those lending relationships and transactions that are approved by the Bank's procedures. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our auditors, McGladrey & Pullen, LLP, and tax accountants, RSM McGladrey, Inc., (an affiliate of McGladrey & Pullen, LLP) to the Company or any of our affiliates. Additionally, the Audit Committee also pre-approves other services related to Sarbanes-Oxley compliance, tax and accounting services provided by other third parties. The pre-approval procedures also allow Mr. Leister, the committee's Chairman, to individually pre-approve services in the event that a meeting cannot be held prior to the necessary action.

Director Nominations and Qualifications

        In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our proxy statement for the 2013 Annual Meeting, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at 100 W. University Avenue, Champaign, Illinois 61820, no later than December 14, 2012. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee may request additional information in order to make a determination as to whether to nominate the person for director.

        A stockholder may otherwise nominate a director for election at the 2013 Annual Meeting of Stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, between February 14, 2013 and March 18, 2013. The stockholder's notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder giving notice: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above.

        For the 2012 Annual Meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board all nine incumbent directors. The Company did not receive any stockholder nominations for directorships for the 2012 Annual Meeting.

Other Stockholder Proposals

        If a stockholder intends to present a proposal at First Busey's 2013 Annual Meeting and desires that the proposal be included in First Busey's proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and be received at First Busey's principal executive offices not later than December 14, 2012. As to any proposal that a stockholder intends to present to stockholders without inclusion in First Busey's proxy Statement for the 2013 Annual Meeting of Stockholders, our Corporate Secretary must receive notice of such matter between February 14, 2013 and March 18, 2013. The notice must otherwise comply with our bylaws.

Board Leadership Structure

        The positions of Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe this is the most appropriate structure for our board at this time. The Chairman provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chairman sets the board agendas with board and management input, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board and stockholders. With the Chairman's assumption of these duties, the Chief Executive Officer may place a greater focus on our strategic and operational activities. We also believe our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which we benefit. Given the sound structure of the board's leadership, we do not believe there is a need for a distinct lead independent director role at this time.

Board's Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition or risk-related behavior that may be affected by our compensation plans. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. We also have a Chief Risk Officer, who is responsible for the coordination and oversight of the organization's risk management processes. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks, and receives regular reports from the management team's senior risk officers regarding comprehensive organizational risk as well as particular areas of concern. The board's Executive Management Compensation and Succession Committee monitors and assesses the various risks associated with compensation policies, and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are separately responsible for overseeing our credit risk.

        We believe that establishing the right "tone at the top" and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Code of Ethics

        We have a code of ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The text of this code of ethics may be found under "Investor Relations" on our website at www.busey.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

DIRECTOR COMPENSATION

        Non-employee directors who served on the board during 2011 each received a cash retainer of $20,000 and 2,200 restricted stock units that vest one year from the date of grant, except for Messrs. Leister and Knox and Dr. Ikenberry. During 2010, Mr. Lykins, who is Chairman of the Board, entered into a letter of understanding with the Company that treats him as a non-officer, at-will employee of the Company such that he is no longer eligible to receive director fees. Mr. Leister, who served as Chairman of the Audit Committee, received a cash retainer of $25,000 and 2,200 restricted stock units that vest one year from the date of grant. Mr. Knox, who served on the Director's Loan Committee, received a cash retainer of $25,000 and 2,200 restricted stock units that vest one year from the date of grant. Dr. Ikenberry, who served as a director through May 2011, received a pro-rated retainer of $8,633 for his service on both the Board and Audit Committee. Finally, Messrs. Ambrose, Sloan and Shapland received an additional cash retainer of $1,500, $1,500 and $2,000, respectively, for service on the Audit Committee.

Name(1)	Fees Earned or Paid in Cash ($)	Stock-Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
(a)	(b)	(d)	(e)		(f)
Joseph M. Ambrose	$21,500	$11,550	—		$33,050
David J. Downey	$20,000	$11,550	—		$31,550
David L. Ikenberry(4)	$8,633	—	—		$8,633
E. Phillips Knox	$25,000	$11,550	—		$36,550
V. B. Leister, Jr.	$25,000	$11,550	—		$36,550
Gregory B. Lykins	—	$36,550	$189,953	(5)	$226,503
August C. Meyer, Jr.	$20,000	$11,550	—		$31,550
George T. Shapland	$22,000	$11,550	—		$33,550
Thomas G. Sloan	$21,500	$11,550	—		$33,050

(1)
As our President and Chief Executive Officer, Mr. Dukeman receives no additional compensation for service on the board of directors. His compensation is included in the "Compensation of Named Executive Officers" section of this proxy statement.

(2)
The amounts set forth in the "Stock Awards" column reflect the grant date fair value of restricted stock units granted during 2011 valued in accordance with FASB ASC Topic 718. Pursuant to a letter of understanding between the Company and Mr. Lykins, effective July 1, 2011, he is eligible for discretionary equity awards, as determined in the sole discretion of the Executive Management Compensation and Succession Committee.

(3)
The aggregate number of stock option awards and restricted stock units outstanding at December 31, 2011 for each director was as follows:

Joseph M. Ambrose—27,000 stock options and 2,200 restricted stock units.

David J. Downey—65,900 stock options and 2,200 restricted stock units.

E. Phillips Knox—27,000 stock options and 2,200 restricted stock units.

V.B. Leister, Jr.—27,000 stock options and 2,200 restricted stock units.

Gregory B. Lykins—61,250 stock options and 7,026 restricted stock units.

August C. Meyer, Jr.—65,900 stock options and 2,200 restricted stock units.

George T. Shapland—65,900 stock options and 2,200 restricted stock units.

Thomas G. Sloan—43,400 stock options and 2,200 restricted stock units.

(4)
David L. Ikenberry informed the board in 2011 that he had accepted a new position that would no longer allow him to devote the appropriate time to board service for the Company. His departure from the board was effective at the 2011 Annual Meeting. Fees listed above were earned before his departure.

(5)
Pursuant to a letter of understanding between the Company and Mr. Lykins, effective July 1, 2011, he receives an annual salary of $175,000 and is eligible for discretionary annual bonuses or equity awards, each as determined in the sole discretion of the Executive Management Compensation and Succession Committee. Mr. Lykins' total salary payments in 2011 were $161,538. Mr. Lykins also received the following benefits: $14,936 in group life and disability insurance premiums, $6,096 in a matching contribution to his 401(k) account, $4,897 in employer contributions to the First Busey Corporation Profit Sharing Plan, $513 in employer contributions to the ESOP, $1,829 to the First Busey Executive Deferred Compensation Plan and $144 in other benefits.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter adopted by the board, the Audit Committee is responsible for: (i) the oversight of the quality and integrity of our accounting, auditing and financial reporting practices; (ii) the oversight of our internal and external auditors; (iii) the resolution of disagreements between management and the auditors regarding financial reporting; and (iv) the determination of the independence of the external auditors. During 2011, the Audit Committee met five times and also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release.

        In discharging its oversight responsibility as to the audit process for the fiscal year ending December 31, 2011, the Audit Committee obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and First Busey that might bear on the auditor's independence as required by the Public Company Accounting Oversight Board, discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with management, the internal auditors and the independent auditor the quality and adequacy of First Busey's internal controls and internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.

        The Audit Committee discussed and reviewed with the independent auditor all communications required by auditing standards generally accepted in the United States of America including those described in Statement on Auditing Standards No. 61, (Communication With Audit Committees), and has received and discussed the written disclosures and the letter from our accounting firm required by

Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence. Based on the review and discussions with management and our accounting firm, the Audit Committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:

V. B. Leister, Jr. (Chairman)
Joseph M. Ambrose
George T. Shapland
Thomas G. Sloan

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 2, 2012, by all directors and director nominees, by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each named executive officer and by all directors and executive officers as a group.

        The number of shares beneficially owned by each director, director nominee, 5% stockholder or named executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 2, 2012, through the exercise of any option or other right.

        Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or minor children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned(1)	Percentage of Outstanding Shares
Board of Directors:
Joseph M. Ambrose	227,437	*
David J. Downey	816,978	*
Van A. Dukeman(2)	488,497	*
E. Phillips Knox(3)	359,556	*
V. B. Leister, Jr.(4)	123,620	*
Gregory B. Lykins(5)	1,471,604	1.7%
August C. Meyer, Jr.(6)	2,050,373	2.4%
George T. Shapland	1,097,683	1.3%
Thomas G. Sloan(7)	674,674	*
Other Named Executive Officers:
Leanne C. Kopischke	33,896	*
Robert F. Plecki, Jr.	52,082	*
Christopher M. Shroyer	32,388	*
David B. White	96,467	*
All directors and current executive officers as a group (13 persons)	7,525,255	8.7%
Other Beneficial Owners of More than 5% of Our Common Stock:
Columbia Wanger Asset Management, L.P.(8)	7,371,707	8.5%
227 West Monroe Street, Suite 3000 Chicago, IL 60606-5016
Thomson, Horstmann & Bryant, Inc.(9)	7,391,811	8.5%
501 Main Ave. Norwalk, CT 06851
Wellington Management Company, LLP(10)	6,478,620	7.5%
280 Congress Street Boston, MA 02210
Elisabeth M. Kimmel(11)	5,137,465	5.9%
C/O First Busey Corporation 100 W. University Ave. Champaign, IL 61820

*
Less than one percent.

(1)
Includes shares that can be acquired through stock options available for exercise within 60 days of April 2, 2012, for the following individuals, in the amounts indicated below. As of the date of this proxy statement, the exercise price for all such options exceeded the trading price of the Company's common stock.

Joseph M. Ambrose	27,000
David J. Downey	58,150
Van A. Dukeman	42,625
Leanne C. Kopischke	24,800
E. Phillips Knox	27,000
V. B. Leister, Jr.	27,000
Gregory B. Lykins	53,500
August C. Meyer	58,150
Robert F. Plecki, Jr.	24,800
George T. Shapland	58,150
Christopher M. Shroyer	24,800
Thomas G. Sloan	35,650
David B. White	23,250
All directors and officers as a group	484,875
(2)
Includes 10,192 shares owned by Mr. Dukeman's spouse. Also includes 262,092 shares pledged as security pursuant to certain lending arrangements.

(3)
Includes 102,500 shares owned by Mr. Knox's spouse.

(4)
Includes 15,000 shares owned by Mr. Leister's spouse.

(5)
Includes 844,750 shares held in the August C. Meyer Investment Agency Account, for which Mr. Lykins serves as trustee and has sole voting and investment power. Also includes 6,718 shares owned by Mr. Lykins' spouse and 400,000 shares pledged as security pursuant to certain lending arrangements.

(6)
Includes 706,967 shares held in grantor trusts over which Mr. Meyer has investment authority as of April 2, 2012. Excludes shares held by Elisabeth M. Kimmel, Mr. Meyer's adult daughter. Also excludes 844,750 shares held by the August C. Meyer Investment Agency Account, over which Mr. Meyer has no voting or investment power.

(7)
Includes 1,645 shares owned by Mr. Sloan's spouse.

(8)
As reported on a Schedule 13G filed on February 10, 2012. The Schedule 13G reports that such shares include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P.

(9)
As reported on a Schedule 13G filed on February 1, 2012.

(10)
As reported on a Schedule 13G filed on February 14, 2012. Wellington Management Company, LLP has indicated that all such shares are held in its capacity as an investment adviser and are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent (5%) of the class of shares.

(11)
As reported to First Busey by Ms. Kimmel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. We believe that during 2011, our executive officers, directors and 10% stockholders timely filed all reports required to be filed under Section 16(a), except for one late filing relating to two acquisitions totaling an aggregate of 50,000 shares of common stock by Mr. Downey. In making the foregoing statements, we have relied solely upon the written representations of its directors, executive officers and 10% stockholders and reports filed with the Securities and Exchange Commission.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion & Analysis ("CD&A") describes our compensation philosophy and policies for 2011 as applicable to our named executive officers, as defined under Securities and Exchange Commission rules ("NEOs"), who are listed in the Summary Compensation Table on page 28. This CD&A explains the structure and rationale associated with each material element of our NEOs' total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following this CD&A section.

Regulatory Impact on Compensation

        In order to more fully understand the decisions of our Executive Management Compensation and Succession Committee with respect to compensation during 2011 and 2012, the Executive Management Compensation and Succession Committee believes it is beneficial to understand the changing regulatory context in which these decisions were made.

        In 2009, we became a participant in the U.S. Department of the Treasury's Troubled Asset Relief Program ("TARP"). On August 25, 2011, we repaid the Department of the Treasury and exited TARP. While a participant in TARP, First Busey and certain of our employees were subject to compensation-related limitations and restrictions. These executive compensation limitations and restrictions required our Executive Management Compensation and Succession Committee to reevaluate and, in some cases, rework certain aspects of our compensation programs while we were a TARP participant. The executive compensation limitations and restrictions generally will no longer apply to periods following our repayment of our TARP obligation.

        As a publicly-traded financial institution, First Busey must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require First Busey and the Executive Management Compensation and Succession Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment into compensation decisions is not a recent development.

        Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the FDIC has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that such an assessment must be made in light of the institution's overall financial condition.

        In the summer of 2010, the various financial institution regulatory agencies worked together to issue additional guidance, Guidance on Sound Incentive Compensation Policies, that was in many respects intended to serve as a compliment to the Safety and Soundness standards. As its title would imply, the joint agency guidance sets forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions. The joint agency guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the institution. With respect to those identified individuals, the joint agency guidance is intended to focus the institution's attention on balanced risk-taking incentives, compatibility with effective controls and risk management, with a focus on general principles of strong corporate governance.

        Also, once further risk assessment guidelines and procedures, as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), are finalized by the financial institution regulatory agencies and the SEC, First Busey expects that it will also be subject to those further guidelines and procedures. However, initial guidance regarding the Dodd-Frank Act risk assessment guidelines and procedures was issued during 2011 and, in large part, that guidance restates the frameworks set forth in the Safety and Soundness standards and Guidance on Sound Incentive Compensation Policies described above.

        Finally, in addition to the foregoing, as a publicly-traded corporation, First Busey is also subject to the SEC's rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements creates risks that are reasonably likely to have a material adverse effect on the company.

        The Executive Management Compensation and Succession Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for our NEOs. In this regard, the Executive Management Compensation and Succession Committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness standards and the joint guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into First Busey's compensation programs for NEOs. In addition, the Executive Management Compensation and Succession Committee continues to anticipate final guidance under the Dodd-Frank Act and will be prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

Role of the Executive Management Compensation and Succession Committee

        The Executive Management Compensation and Succession Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our NEOs, including reviewing and approving compensation levels, evaluating the performance of our NEOs and considering senior management succession issues. The Executive Management Compensation and Succession Committee acts pursuant to a charter that has been approved by our full board and can be found under the investor relations section of our website, www.busey.com. The Executive Management Compensation and Succession Committee is composed of nonmanagement, independent members of the board and none of the NEOs are members of the Executive Management Compensation and Succession Committee.

Compensation Philosophy and Objectives

        We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with our stockholders. We believe that the most effective compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by First Busey, and that aligns executives' interests with those of our stockholders by rewarding performance consistent with established goals, with the ultimate objective of improving stockholder value.

        The Executive Management Compensation and Succession Committee has worked with our management to design compensation programs for all employees that encourage high performance, promote accountability and ensure that employee interests are aligned with the interests of our stockholders. Additionally, the Executive Management Compensation and Succession Committee evaluates both performance and compensation to ensure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our compensation peers and that we maintain our ability to attract and retain superior employees in key positions. The primary objectives of our executive compensation policies are:

  •
  to provide market-based compensation to attract, retain, and motivate highly-qualified executives;

  •
  to reward executives based upon our financial performance at levels competitive with peer companies;

  •
  to provide incentives for executive officers to work toward targeted successful annual results and strategic objectives;

  •
  to create opportunity and incentive for our executive officers to be long-term stockholders;

  •
  to align executive compensation with increases in stockholder value, as measured by favorable long-term results and continued strengthening of First Busey's financial condition; and

  •
  to provide flexibility to recognize, differentiate and reward individual performance.

        We compensate our executives through a mix of base salary, annual cash incentive awards, equity compensation and other benefits and perquisites designed to reward performance and to be competitive with our compensation peers and to align management's incentives with the long-term interests of our stockholders, all in accordance with the regulatory requirements described above.

        Because we believe that our executives' compensation should be tied to the success of First Busey and increases in stockholder value, a significant percentage of total compensation has historically been allocated to incentive compensation. There is no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term incentive compensation. Rather, the Executive Management Compensation and Succession Committee reviews information such as that referenced above with respect to our compensation peer group to determine the appropriate level and mix of incentive compensation. Notwithstanding our historical practices, due to the TARP compensation limitations, First Busey was limited in the use of equity awards and cash bonuses for compensating our NEOs while we were a participant in TARP.

        At the Company's 2011 Annual Meeting of Stockholders, nearly 93% of voting stockholders approved the nonbinding, advisory vote to approve the compensation of certain executive officers. The Company, the board and the Executive Management Compensation and Succession Committee pay careful attention to communications received from stockholders regarding executive compensation, including the nonbinding, advisory vote. The Company considered the positive result of the 2011 advisory vote on executive compensation, but not for specific 2011 compensation decisions. Based on this consideration and other factors described in this Compensation Discussion & Analysis, the

Executive Management Compensation and Succession Committee did not alter the policies or structure for the NEOs' compensation for 2011.

Compensation Process

        As described above, the Executive Management Compensation and Succession Committee is responsible for overseeing our executive compensation programs. Each year the Chief Executive Officer presents to the Executive Management Compensation and Succession Committee the performance results for the previous year for it to consider in determining the appropriate aggregate and individual compensation levels for the current year. In conducting its review, the Executive Management Compensation and Succession Committee considers quantitative performance results, achievement of individual qualitative goals, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs. The Executive Management Compensation and Succession Committee also reviews tally sheets that detail the executives' total target and actual compensation for the year. The use of tally sheets allows the Executive Management Compensation and Succession Committee to have a complete understanding of the executives' compensation and is valuable in the assessment of past and current compensation and how it relates to each executive's duties and responsibilities.

        Generally, base salaries and annual cash incentive awards are reviewed in the spring of each year following the regulatory process that closes our prior fiscal year. Any changes made to the base salaries are normally effective immediately following approval. As discussed below, no decision has been made yet with respect to salary adjustments for 2012. It is anticipated that such decisions will be made following the end of the first quarter of 2012.

        Equity awards, generally consisting of stock options, restricted stock or restricted stock units generally are granted in the middle of each year. Approval of grants for any newly-hired or promoted executives during the course of the year generally occurs at the Executive Management Compensation and Succession Committee meeting immediately following the hiring or promotion. Equity awards were granted to our NEOs during July of 2011.

        Peer Comparison.    In establishing compensation, in October 2007, December 2009, June 2010 and May 2011, the Executive Management Compensation and Succession Committee utilized an external consultant, Frederic W. Cook & Co., Inc., to assist in the establishment of benchmarks and collection of external market data on a market reference group. Our compensation peer group consists of 17 similar publicly-traded financial companies, based on asset size, that provide banking and related services in a similar market area as First Busey. Our compensation peers (for the 2011 study) were as follows:

1st Source Corp. (South Bend, IN)	First Midwest Bancorp Inc. (Itasca, IL)	Old National Bancorp (Evansville, IN)
Pinnacle Financial Partners, Inc. (Nashville, TN)	Great Southern Bancorp Inc. (Springfield, MO)	Community Trust Bancorp, Inc. (Pikeville, KY)
Lakeland Financial Corp. (Warsaw, IN)	Heartland Financial USA, Inc. (Dubuque, IA)	Chemical Financial Corporation (Midland, MI)
BankAtlantic Bancorp, Inc. (Ft. Lauderdale, FL)	First Merchants Corp. (Muncie, IN)	Taylor Capital Group, Inc. (Rosemont, IL)
Bank Mutual Corp. (Milwaukee, WI)	MainSource Financial Group, Inc. (Greensburg, IN)	Republic Bancorp (Louisville, KY)
First Financial Corp. (Terre Haute, IN)	Enterprise Financial Services Corp. (Clayton, MO)

        The Executive Management Compensation and Succession Committee does not utilize any stated weighting of external market data with which to benchmark compensation levels of NEOs. Instead, the Executive Management Compensation and Succession Committee evaluates the market data prepared by Frederic W. Cook & Co., Inc., along with the other factors listed in this discussion to determine the appropriate compensation levels of each of the NEOs.

        Role of Executive Officers in Compensation Decisions.    The Executive Management Compensation and Succession Committee is ultimately responsible for all compensation decisions affecting the NEOs. Our Chief Executive Officer annually reviews with the Executive Management Compensation and Succession Committee the performance of each other NEO. This review is generally based on each executive's individual performance and contribution toward our performance during the year. Based on these reviews, the Chief Executive Officer makes specific recommendations to the Executive Management Compensation and Succession Committee regarding adjustments to the base salary and annual cash incentive award amounts. The Executive Management Compensation and Succession Committee takes the reviews and recommendations under advisement and exercises its discretion in modifying any recommended adjustments or awards to executives. The Chief Executive Officer does not participate in or make recommendations with respect to his own compensation. The Executive Management Compensation and Succession Committee independently reviews the performance of our Chief Executive Officer. As with the reviews of all other NEOs, this review is generally based on the Chief Executive Officer's individual performance and contribution toward our performance during the year. Based on the review, the Executive Management Compensation and Succession Committee determines in its sole discretion whether to make adjustments to the base salary and annual cash incentive award amounts for the Chief Executive Officer. As noted above, the compensation decision process for 2012 will take place in the spring of 2012 in order for the Executive Management Compensation and Succession Committee to assess First Busey's results through the date of filing its Annual Report on Form 10-K and the end of the first quarter of 2012.

Components of Total Compensation

        The Executive Management Compensation and Succession Committee believes executive compensation packages provided by First Busey to its executives, including the NEOs, should include both cash and equity compensation that reward performance as measured against established corporate and personal goals. By dividing compensation between cash and noncash, or equity, compensation, the Executive Management Compensation and Succession Committee hopes to incent executives by rewarding them for performance that results in both short-term and long-term improvements in stockholder value. Each component is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by our compensation peers, appropriately performance-based, and valued by First Busey's executives. For 2011, the principal components of compensation for our NEOs were:

  •
  base salary;

  •
  equity compensation; and

  •
  benefits and other perquisites.

        Because of the TARP compensation limitations applicable until our TARP repayment on August 25, 2011 and the turbulence in the financial services markets, the Executive Management Compensation and Succession Committee did not make any salary adjustments or grant any equity awards to the NEOs until mid-2011. The historical compensation structure for our NEOs includes annual equity awards and an annual cash incentive plan in addition to salary, benefits and perquisites.

        Base Salaries.    We provide our NEOs and other employees with base salary to compensate them for services rendered during the year. During its review of base salaries for NEOs, including in the context of negotiating contractual terms with individuals, the Executive Management Compensation and Succession Committee primarily considers:

  •
  individual scope of responsibility;

  •
  years of experience;

  •
  market data, such as that obtained from a review of our compensation peers;

  •
  internal review of the executive's compensation, both individually and relative to other officers; and

  •
  individual performance of the executive.

        Salary levels are typically considered annually as part of First Busey's performance review process as well as upon a promotion or other change in job responsibility. As previously noted, salaries remained at the 2010 levels for our NEOs until mid-2011 and have not yet been adjusted for 2012.

        Cash Incentive Compensation.    All of our employees are eligible to participate in our bonus program, under which they can receive cash incentive compensation, normally in the form of a bonus payment. Bonus awards are cash-based awards, which are based on achievement of earnings-per-share or other corporate performance goals and achievement of individual goals, which are intended to award achievement of short-term Company-wide goals that lead to increases in stockholder value. The TARP compensation limitations had prohibited First Busey from paying or accruing cash bonuses on behalf of the top five most highly paid employees (as determined on an annual basis) during the TARP period. NEO Mr. Dukeman was subject to the bonus prohibition in 2009; NEOs Messrs. Dukeman and White were subject to the prohibition in 2010; and NEOs Messrs. Dukeman, Plecki, and White were subject to the prohibition in 2011 until August 25, 2011.

        During the TARP period, the TARP rules permitted us to make awards only in the form of long-term restricted stock or restricted stock units, in lieu of annual cash payments, to those individuals subject to the TARP bonus prohibition. As such, our employees subject to the TARP bonus prohibition, including our NEOs, were eligible to receive a bonus under the bonus program so long as it was delivered in the form of long-term restricted stock or restricted stock units that qualified under the TARP rules.

        Participants in the bonus program receive awards based on the achievement by First Busey of specified diluted earnings per share targets or other corporate goals. The earnings-per-share target is generally set in the spring of each year by the Executive Management Compensation and Succession Committee. Due to the condition of the financial markets, the Executive Management Compensation and Succession Committee did not establish any performance goals for 2011. No bonuses have yet been paid to any NEOs for 2011. Each year, typically during the first half of the year, the Executive Management Compensation and Succession Committee and board set a bonus pool that is the aggregate amount eligible to be paid out to all employees in cash incentive awards. Historically, the bonus pool has been determined based upon comparison with cash incentive payments of the compensation peer group, contractual requirements and financial performance targets. The amount of an individual's potential incentive award is generally based on a participant's position.

        The board has retained the discretion to adjust any awards determined by the formula to ensure that the final awards made to particular participants are consistent with those made to other executives and to make adjustments to the financial performance objectives for extraordinary events. Individual performance is considered in determining final awards for all bonus program participants.

        Equity Incentive Compensation.    The Executive Management Compensation and Succession Committee believes that equity compensation is an effective way of creating a long-term link between the compensation provided to officers and other key management personnel with gains to be realized by stockholders. Our equity compensation programs are also intended to support pay-for-performance, foster employee stock ownership and focus the management team on increasing value for the stockholders. In addition, the Executive Management Compensation and Succession Committee believes that equity compensation provides balance to the total direct compensation structure, with the bonus program focusing on the achievement of year-to-year goals, while equity compensation creates incentives for increases in stockholder value over a longer term.

        Traditionally, we have granted stock options to our NEOs under our various equity incentive plans. However, the TARP compensation limitations effectively prohibited the granting of equity awards during the TARP period, other than restricted stock or restricted stock units that vest over two years and that became transferable (or settlement-eligible, in the case of units) when our TARP funds were repaid, to our five most highly compensated employees.

        The Company adopted the First Busey Corporation 2010 Equity Incentive Plan on March 16, 2010, which our stockholders approved on May 19, 2010. Following the approval of the 2010 Plan by our stockholders, First Busey stopped making any additional grants under the prior plans. Prior plans include: the First Busey Corporation 1993 Restricted Stock Award Plan, the First Busey Corporation 1999 Stock Option Plan, the Main Street Trust, Inc. 2000 Stock Incentive Plan, and the First Busey Corporation 2004 Stock Option Plan. Our equity incentive plans are designed to encourage ownership of our common stock by our employees and directors, to provide additional incentive for them to promote the success of our business, and to attract and retain talented personnel. All of our employees and directors and those of our subsidiaries are eligible to receive awards under the plans.

        All of our equity plans are administered by the Executive Management Compensation and Succession Committee. Grants are generally at the discretion of the board, and generally are made subsequent to the annual stockholders' meeting. We believe it is important to make awards at similar times each year to ensure that the timing of awards does not affect their value. However, in order to first assess performance through the first quarter of 2011, equity grants were not made until July of 2011.

        Equity awards are generally based on recommendations of the Executive Management Compensation and Succession Committee and approved by the full board. When making award decisions, the Executive Management Compensation and Succession Committee considers the nature of the services rendered or to be rendered by the employee, and the employee's present and potential contributions to the success of First Busey.

        We do not currently have a formal policy regarding equity or other security ownership requirements for our NEOs.

        Benefits and Other Perquisites.    The NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, disability and basic group life insurance coverage. We provide retirement benefits to all eligible full-time employees under the First Busey Corporation Profit Sharing and 401(k) Plan. The Profit Sharing and 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2011, may elect to participate in the 401(k) Plan on the same basis as all other employees. Each of our eligible employees participates in the profit sharing element of the 401(k) Plan.

        We maintain an Employee Stock Ownership Plan (the "ESOP") that is available to all eligible full-time employees in accordance with terms required under the Internal Revenue Code. NEOs were eligible and participated during 2011 in the ESOP under the same terms as all other eligible employees. Under the terms of the ESOP, which reflect applicable requirements of the Internal

Revenue Code, unrestricted ESOP shares are allocated to eligible employees annually based upon their salary for the year, as it compares to total salaries for all eligible employees.

        All NEOs are provided with death benefits under portable term life insurance policies. The premiums on the term life insurance policies are paid by First Busey on behalf of the covered employee, so long as they remain employed by First Busey.

        Deferred Compensation Plan.    First Busey Corporation's Executive Deferred Compensation Plan provides a means for participants to voluntarily defer a portion of their salary or bonus. This plan is an unfunded, nonqualified deferred compensation arrangement, which provides for Company contributions similar to the Company's Profit Sharing and 401(k) Plan. While our NEOs participated in the plan in 2011, no Company contributions were made to any NEO that was subject to the TARP bonus prohibition during the TARP Period by operation of the plan.

        Generally, a participant in the plan will be entitled to receive the value of his or her account at the time of termination. However, in general, if a participant terminates prior to attaining age 55 and accumulating at least five years of total service, the value of earnings credited to his or her account will be recalculated. The default payment schedule under the plan is 120 monthly installments, although a participant can elect to extend the payment schedule in certain circumstances.

        Change in Control Benefits.    Each of Messrs. Dukeman, Plecki and Shroyer and Ms. Kopischke is a party to an agreement that provides for certain payments and benefits if their employment is terminated following a change in control. Mr. White does not have an employment agreement or a change in control agreement, though he did prior to March 4, 2009. In each instance, if the NEO's employment is terminated by us or the NEO within one year of a change in control of First Busey, the NEO is entitled to receive certain cash payments and other benefits. The purpose of these payments and benefits is to attract and retain talented executives and to encourage them to pursue transactions that maximize stockholder value, even though their own employment may not be secure following such transaction. Additionally, we believe these agreements help provide for stability in our executive team in the event of a change in control. Further, pursuant to his employment agreement that has been in place since 2006, Mr. Dukeman is also entitled to a tax gross-up, which provides generally that, if he receives payments or benefits in connection with a change in control of First Busey, to the extent such payments or benefits constitute "excess parachute payments" under Section 280G of the Internal Revenue Code, he generally will be paid an additional amount (commonly known as a "gross-up") that will offset, on an after-tax basis, the effect of any excise tax consequently imposed on him under Section 4999 of the Internal Revenue Code.

        The TARP compensation limitations strictly prohibited the payment of any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control during the TARP period. Pursuant to the TARP rules, our NEOs and the next five highest paid employees of the Company (based on the prior year compensation) were subject to this severance payment prohibition until August 25, 2011. In addition, our NEOs and the next 20 most highly compensated employees were prohibited from receiving any tax gross-up payments during the TARP period.

Impact of Accounting and Tax Issues on Executive Compensation

        In setting each individual executive's compensation levels, we consider a variety of accounting and tax issues. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1.0 million paid to the Chief Executive Officer and our next three highest paid officers (but excluding, in all cases, the Chief Financial Officer), to the extent they are listed officers on the last day of any given tax year. However, compensation is exempt from this limit if it qualifies as "performance-based compensation." Performance-based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. In addition, pursuant to the TARP compensation limitations, the application of this rule was modified during the TARP period such that the deductibility limit was reduced to $500,000 of annual compensation, and the limit was applicable with respect to all of the NEOs. Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

2011 Compensation Determinations

        Because of the continuing instability in the financial markets, the Executive Management Compensation and Succession Committee decided to wait until mid-2011 to make salary adjustments and equity grants to our NEOs.

        Effective July 1, 2011, we increased base salaries from the 2010 levels as set forth below:

Executive Officer	Prior Salary	Adjusted Salary
Van A. Dukeman	$495,000	$550,000
Leanne C. Kopischke	$215,000	$225,000
Robert F. Plecki, Jr.	$250,000	$275,000
Christopher M. Shroyer	$250,000	$275,000
David B. White	$250,000	$275,000

        The Executive Management Compensation and Succession Committee believes that incentive compensation should be an important part of compensation for the leaders of our Company, both short term cash-based programs and long-term equity-based programs. The Executive Management Compensation and Succession Committee and board want the incentives to be appropriate and market reasonable. However, our ability to utilize incentive compensation was significantly restricted while we were governed by the TARP rules. During July of 2011, the Company granted discretionary restricted stock unit equity awards to the NEOs as reflected in the "Grants of Plan-Based Awards" table on page 29, in order to reward strong performance.

2012 Compensation Determinations

        Consistent with the compensation determinations made during 2011, the Company has not yet made NEO salary adjustments or granted any equity awards to the NEOs for 2012, so that the Executive Management Compensation and Succession Committee has the ability to fully reflect on the 2011 Company performance as well as the Company performance for the first quarter of 2012. The Company expects that it will make adjustments to the NEOs current salary levels and that it will grant equity awards some time mid-2012.

EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE REPORT

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Section 111(b)(2)(A) of the Emergency Economic Stabilization Act required the Executive Management Compensation and Succession Committee to conduct, in conjunction with a senior risk officer of the Company, a review of the incentive compensation arrangements in place between the Company and its employees.

        The Executive Management Compensation and Succession Committee certifies that, during the portion of calendar year 2011 that the Company was participating in TARP:

          (a)   it reviewed with the senior risk officer ("SRO") of the Company the senior executive officer ("SEO") compensation plans and made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

          (b)   it reviewed with the SRO the employee compensation plans and made reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

          (c)   it reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee ((a), (b) and (c) hereinafter collectively referred to as the "TARP Risk Assessment").

        In the course of conducting its TARP Risk Assessment, the Executive Management Compensation and Succession Committee considered the overall business and risk environment confronting the Company and how the SEO compensation plans and employee compensation plans serve to motivate employee behavior when operating within that environment. In particular, the Executive Management Compensation and Succession Committee's TARP Risk Assessment focused on the following compensation plans (* denotes plans in which SEOs participate):

•

Base Salary*

•

FirsTech Sales Incentive Plan

•

Farm Brokerage Incentive Plan

•

Credit Analysis Incentive Plan

•

BIS Incentive Plan

•

Individual Income Tax Preparation Fees—Incentive Plan

•

Teller Mentor Bonus Plan

•

Mortgage Incentive Plans

•

Performance Compensation Plan*

•

Employee Stock Ownership Plan (ESOP)*

•

Associate Referral Program

•

Special Assets Incentive Plan

•

Cash Management Sales Incentive Plans

•

New Customer Referral Programs

•

Equity Incentive Plans*

•

401(k) Plan*

•

Retail Incentive Plans

•

Wealth Management Incentive Plan

        The Company does not maintain any compensation plans in which only SEOs participate. For purposes of this discussion, references to "SEO compensation plans" mean the portion of an employee plan in which the SEOs participate.

        With respect to the SEO compensation plans, the Executive Management Compensation and Succession Committee believes that such plans do not encourage the Company's SEOs to take unnecessary or excessive risks that could harm the value of the Company. The Executive Management Compensation and Succession Committee believes this to be true because, as is more fully described in the Compensation Discussion and Analysis, the Executive Management Compensation and Succession Committee strives to provide a balanced aggregate compensation package to the SEOs that serves to incentivize the SEOs to manage the business of the Company in a way that will result in Company-wide financial success and value growth for our stockholders.

        We believe it is appropriate for the Company's executives to focus certain of their efforts on near-term goals that have importance to the Company; however, we also acknowledge that near-term focus should not be to the detriment of a focus on the long-term health and success of the Company.

In practice, providing base salary to any employee provides the most immediate reward for job performance. The Executive Management Compensation and Succession Committee engages in a formal process, as is described in the Compensation Discussion and Analysis, to set base salary. We believe our process for establishing base salary is relatively free from risk to the Company, as we do not typically make significant adjustments to base salary based on a single year's performance. The Executive Management Compensation and Succession Committee believes it is appropriate to reward the Company's executives' focus on near-term goals, when such goals correspond to the overall Company goals and direction set by the Company's board of directors. To reward the executives for such focus, the Company maintains an annual cash incentive plan (Performance Compensation Plan) for the Company's executives. In establishing the annual cash incentive plan, we try to provide an adequate level of incentive for the achievement of Company and individual goals, while also limiting the maximum amount that may be earned so that executives do not feel the need to strive for attainment of unreasonable or unrealistic levels of performance. In this way, we believe the design of the annual cash incentive plan does not encourage the Company's executives to take unnecessary or excessive risks that could harm the value of the Company.

        The other incentive compensation elements offered to the Company's SEOs, with the exception of perquisites, are intended to reward performance over the long-term or are intended to focus the executives' attention on the long-term performance of the Company. We feel there is little, if any, risk associated with our ESOP and 401(k) Plan as they are tax-qualified retirement plans that are subject to and maintained in accordance with the mandates of the Internal Revenue Code and the Employee Retirement Income Security Act. We believe the Company's equity incentive plans help to tie the executives' interests more closely to those of the Company's stockholders by giving them an equity interest in the Company. We feel this equity interest in the Company combined with a four-year vesting period promotes a long-term focus among the Company's executives on the financial success of the Company. Finally, the Executive Management Compensation and Succession Committee believes the deferred compensation arrangements such as the change in control benefits and deferred compensation plan in place with respect to the Company's SEOs encourage the executives to consider the long-term health of the Company because, pursuant to the rules under the Internal Revenue Code and applicable guidance, payments under those arrangements must be unfunded, unsecured promises to pay a benefit in the future. In the case of insolvency of the Company, the executives participating in those arrangements would be treated as general unsecured creditors of the Company thus encouraging the executives to ensure a healthy organization remains after their tenure has concluded.

        The Executive Management Compensation and Succession Committee determined that no changes were necessary to the employee compensation plans to bring them into compliance with any applicable regulatory requirements. We believe the Company has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Executive Management Compensation and Succession Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

        The Executive Management Compensation and Succession Committee intends to continue to periodically review and assess the SEO compensation plans and employee compensation plans to ensure that the risk-taking behavior incentivized by such plans is kept to an appropriate level. The Executive Management Compensation and Succession Committee will, as necessary, amend or discontinue any plan or revise any Company policy or procedure to meet its obligations under any applicable regulatory requirements.

Submitted by:

The First Busey Corporation Executive Management Compensation and Succession Committee

Joseph M Ambrose, Chairman
David J. Downey
August C. Meyer, Jr.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following tables quantify and discuss the compensation components provided to our NEOs. All tables should be read in conjunction with the Compensation Discussion and Analysis section above. The Summary Compensation Table should be read in conjunction with the footnotes and narrative that follow.

Summary Compensation Table

        The following table sets forth information concerning the compensation of our NEOs—which consist of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers—in 2011. Salary includes amounts deferred at the officer's election.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Compensation ($)
Van A. Dukeman	2011	$520,385	—	$250,000	—	$17,015	$25,016	$812,416
President and Chief	2010	$443,846	—	$225,000	—	$13,859	$35,866	$718,571
Executive Officer	2009	$400,000	—	—	—	$14,625	$50,703	$465,328
Leanne C. Kopischke	2011	$219,615	$50,000	$50,000	—	$5,777	$19,385	$344,777
Chief Information Officer
Robert F. Plecki, Jr.	2011	$261,538	—	$131,250	—	$3,480	$21,888	$418,156
Chief Credit Officer	2010	$241,923	—	$60,000	—	$2,397	$25,382	$329,702
Christopher M. Shroyer	2011	$261,538	—	$131,250	—	$4,384	$20,871	$418,043
President and Chief	2010	$204,231	—	$60,000	—	$3,221	$22,063	$289,515
Executive Officer of Busey Bank
David B. White	2011	$261,538	—	$131,250	—	$12,607	$25,100	$430,495
Chief Financial	2010	$212,308	—	$60,000	—	$10,591	$26,257	$309,156
Officer	2009	$180,000	—	—	—	$11,561	$332,583	$524,144

(1)
Ms. Kopischke was not an NEO prior to 2011. Messrs. Plecki and Shroyer were not NEOs prior to 2010.

(2)
Represents a discretionary bonus, as determined in the sole discretion of the Executive Management Compensation and Succession Committee.

(3)
Represents the aggregate grant date fair value of stock awards in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 16 to our audited financial statements for our fiscal year ended December 31, 2011.

(4)
Represents above-market interest on deferred compensation. Interest on the First Busey Executive Deferred Compensation Plan is determined according to the plan document and is 125% of the declared interest rate on Security Life Corp. III policies for the current calendar month as determined by Security Life of Denver (or successor thereto). If that rate is no longer published or no longer deemed appropriate by the Executive Management Compensation and Succession Committee, it may select a substantially similar rate. Interest on the First Busey Executive Deferred Compensation Plan accrued at a rate of 6.05% per annum.

(5)
All other compensation for the NEOs during fiscal 2011 is summarized in the table below.

Name	Life and Disability Insurance	Employer Contributions to Retirement Plans(a)	Wellness Benefits	Total All Other Compensation
Van A. Dukeman	$6,374	$18,498	$144	$25,016
Leanne C. Kopischke	$3,165	$16,112	$108	$19,385
Robert F. Plecki, Jr.	$3,246	$18,498	$144	$21,888
Christopher M. Shroyer	$2,373	$18,498	—	$20,871
David B. White	$6,602	$18,498	—	$25,100

(a)
Includes matching and profit sharing contributions to the First Busey Corporation Profit Sharing and 401(k) Plan, employer contributions to the ESOP and matching contributions to the First Busey Executive Deferred Compensation Plan.

Grants of Plan-Based Awards

        The following table sets forth information regarding grants of awards made to our NEOs during 2011 under Company plans.

Name	Type of Award(1)	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)(4)
Van A. Dukeman	Restricted Stock Units	July 13, 2011	23,630	(2)	125,003
	Restricted Stock Units	July 13, 2011	23,629	(3)	124,997
Leanne C. Kopischke	Restricted Stock Units	July 13, 2011	9,452	(2)	50,000
Robert F. Plecki, Jr.	Restricted Stock Units	July 13, 2011	10,633	(2)	56,249
	Restricted Stock Units	July 13, 2011	14,178	(3)	75,001
Christopher M. Shroyer	Restricted Stock Units	July 13, 2011	10,633	(2)	56,249
	Restricted Stock Units	July 13, 2011	14,178	(3)	75,001
David B. White	Restricted Stock Units	July 13, 2011	10,633	(2)	56,249
	Restricted Stock Units	July 13, 2011	14,178	(3)	75,001

(1)
All recipients earn quarterly dividends on their respective Restricted Stock Units ("RSUs"). As recipients do not have actual dividend rights until the shares are transferred in connection with the RSUs, dividends earned are referred to as "dividend equivalents". These dividend equivalents are accrued during the vesting period and are subject to the same vesting, payment and other terms and conditions as the original RSUs to which they relate. Therefore, dividends earned each quarter compound based upon the updated share balances. Dividend equivalents are reinvested at the stock's market price on the dividend payment date.

(2)
Awards vest July 13, 2016, with accelerated vesting upon a change in control of the Company or upon termination of the grantee's service due to the grantee's death or disability.

(3)
Awards vest July 13, 2013, with accelerated vesting upon a change in control of the Company or upon termination of the grantee's service due to the grantee's death or disability.

(4)
Represents the aggregate grant date fair value of stock and option awards for the year ended December 31, 2011, in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information for the NEOs concerning the exercisable and unexercisable stock options and unvested stock awards held by the NEOs as of December 31, 2011. Market values are presented as of the end of 2011 for outstanding stock awards (based on a closing price of the Company's common stock on December 30, 2011 of $5.00).

	OPTION AWARDS				STOCK AWARDS(1)
Name	Number of Securities Underlying Unexercised Options—(#) Exercisable	Number of Securities Underlying Unexercised Options—(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Van A. Dukeman	7,750	—	$12.00	03/19/2012	—		—
	7,750	—	$16.00	03/18/2013	—		—
	11,625	—	$19.74	02/17/2014	—		—
	11,625	—	$19.09	02/15/2015	—		—
	11,625	—	$19.41	02/21/2016	—		—
	—	—	—	—	94,627		$473,135
Leanne C. Kopischke	4,650	—	$12.00	03/19/2012	—		—
	1,550	—	$16.03	04/15/2013	—		—
	4,650	—	$16.00	03/18/2013	—		—
	6,200	—	$19.74	02/17/2014	—		—
	6,200	—	$19.09	02/15/2015	—		—
	6,200	—	$19.41	02/21/2016	—		—
	—	—	—	—	19,978		$99,890
Robert F. Plecki, Jr.	4,650	—	$12.00	03/19/2012	—		—
	1,550	—	$16.03	04/15/2013	—		—
	4,650	—	$16.00	03/18/2013	—		—
	6,200	—	$19.74	02/17/2014	—		—
	6,200	—	$19.09	02/15/2015	—		—
	6,200	—	$19.41	02/21/2016	—		—
	—	—	—	—	37,443		$187,215
Christopher M. Shroyer	4,650	—	$12.00	03/19/2012	—		—
	1,550	—	$16.03	04/15/2013	—		—
	4,650	—	$16.00	03/18/2013	—		—
	6,200	—	$19.74	02/17/2014	—		—
	6,200	—	$19.09	02/15/2015	—		—
	6,200	—	$19.41	02/21/2016	—		—
	—	—	—	—	37,443		$187,215
David B. White	4,650	—	$12.00	03/19/2012	—		—
	4,650	—	$16.00	03/18/2013	—		—
	6,200	—	$19.74	02/17/2014	—		—
	6,200	—	$19.09	02/15/2015	—		—
	6,200	—	$19.41	02/21/2016	—		—
	—	—	—	—	37,443	(2)	$187,215

(1)
All stock award grants reflected in this table represent restricted stock units with accelerated vesting upon a change in control of the Company or upon termination of the grantee's service due to the grantee's death or disability. See "Potential Payments Upon Termination or Change in Control Disclosure" on page 32 for further information. Vesting dates by NEO are as follows:

Van A. Dukeman—47,368 units on July 12, 2015, 23,630 units on July 13, 2016 and 23,629 units on July 13, 2013.

Leanne C. Kopischke—10,526 units on July 12, 2015 and 9,452 units on July 13, 2016.

Robert F. Plecki, Jr.—12,632 units on July 12, 2015, 10,633 units on July 13, 2016 and 14,178 units on July 13, 2013.

Christopher M. Shroyer—12,632 units on July 12, 2015, 10,633 units on July 13, 2016 and 14,178 units on July 13, 2013.

David B. White—12,632 units on July 12, 2015, 10,633 units on July 13, 2016 and 14,178 units on July 13, 2013.

(2)
In addition to the vesting and settlement terms described in Note 1 immediately above, Mr. White's restricted stock units reflected in this table also vest upon Mr. White's retirement, if such retirement occurs following the second anniversary of the grant date of the units.

Option Exercises and Stock Vested in 2011

        The NEOs did not exercise any stock options and did not have any vesting of stock awards in 2011.

Nonqualified Deferred Compensation Table

        The following table sets forth information concerning NEO benefits under the First Busey Executive Deferred Compensation Plan. A description of the First Busey Executive Deferred Compensation Plan can be found in the CD&A.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)
Van A. Dukeman	$26,019	—	$42,726	$762,444
Leanne C. Kopischke	$2,696	—	$14,525	$256,007
Robert F. Plecki, Jr.	$26,154	$470	$8,672	$166,035
Christopher M. Shroyer	$26,154	$547	$10,946	$205,964
David B. White	$2,615	—	$31,710	$557,189

(1)
Amounts reflect contributions of deferred salary and are included in the "Salary" column, respectively, in the Summary Compensation Table for fiscal year 2011.

(2)
Amounts reflect Company matching contributions under the First Busey Executive Deferred Compensation Plan, and are included in the "All Other Compensation" column, respectively, in the Summary Compensation Table for fiscal year 2011.

(3)
In addition to regular interest and other earnings accrued during 2011, amounts include above-market earnings under the First Busey Executive Deferred Compensation Plan, which above-market earnings are also reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for fiscal year 2011.

        The First Busey Executive Deferred Compensation Plan was designed, in part, to assist our executives with retirement planning. Under terms of the First Busey Executive Deferred Compensation

Plan, participants are entitled to defer up to 15% of their salary and bonus. As of December 31, 2011, deferred amounts accrue interest at a rate of 6.05% per annum. The "Aggregate Balance at Last FYE" column represents the amount due to our NEOs as of December 31, 2011.

Potential Payments Upon Termination or Change in Control Disclosure

        Each of Messrs. Dukeman, Plecki, Shroyer and Ms. Kopischke have employment agreements that provide for certain severance payments following certain termination events, including a termination following a "change in control." Each of Messrs. Dukeman, Plecki, Shroyer and Ms. Kopischke is subject to a one-year noncompetition covenant following the termination of their respective employment agreements.

        Mr. Dukeman' s agreement provides that if he is terminated without cause, if he terminates his employment due to constructive discharge, or if his employment is terminated due to disability or death, he or his named beneficiary will receive an amount equal to the sum of his annual base salary plus the amount of his most recent performance bonus; and if such termination occurs prior to the end of the current term, the value of contributions under retirement and employee benefit plans that would have been made through such term if he remained employed (the "Dukeman Severance Payment"). Mr. Dukeman will also be entitled to receive Company-paid life, health and disability insurance for one year following the effective date of his termination. Additionally, under his employment agreement, Mr. Dukeman will be entitled to receive the difference between the severance amounts described in the preceding two sentences and the greater of $900,000 and three times the Dukeman Severance Payment if his employment is terminated by First Busey without cause, by him due to constructive discharge or due to his disability or death, in each case within the 18-month period before a change in control of First Busey. Mr. Dukeman will be entitled to receive the greater of $900,000 and three times the Dukeman Severance Payment if (a) his employment terminates for any reason within the one-year period after a change in control or (b) his employment is terminated by First Busey for any reason within the 18-month period before or at any time after a change in control of First Busey. Mr. Dukeman will also be entitled to receive life, health and disability insurance for the three years following the effective date of such termination. Mr. Dukeman will be entitled to receive a gross-up payment from First Busey in the event that any amounts payable to him under his employment agreement for the other payments and benefits received by him are subject to penalties as excess parachute payments under the Internal Revenue Code.

        Mr. Plecki's agreement provides that, in the event that he is terminated without cause or if he terminates due to constructive discharge, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus plus the value of Company contributions under tax-qualified retirement plans made for the calendar year preceding the year of termination (the "Plecki Severance Payment"). Mr. Plecki will also be entitled to receive continued health insurance for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Plecki's employment without cause or if he terminates due to constructive discharge within one year after a change in control, Mr. Plecki will be entitled to receive an amount equal to two times the Plecki Severance Payment. Mr. Plecki will also be entitled to receive continued health insurance for a period of two years following the effective date of such a termination.

        Mr. Shroyer's agreement provides that, in the event that he is terminated without cause or if he terminates due to constructive discharge, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus plus the value of Company contributions under tax-qualified retirement plans made for the calendar year preceding the year of termination (the "Shroyer Severance Payment"). Mr. Shroyer will also be entitled to receive continued health insurance for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Shroyer's employment without cause or if he terminates due to constructive discharge within one year after a change in control, Mr. Shroyer will be entitled to receive an amount equal to two times the Shroyer Severance Payment. Mr. Shroyer will also be entitled to receive continued health insurance for a period of two years following the effective date of such a termination.

        Ms. Kopischke's agreement provides that, in the event that she is terminated without cause or if she terminates due to constructive discharge, she or her beneficiary will receive a severance payment equal to the sum of her applicable annual base salary plus the amount of her most recent performance bonus plus the value of Company contributions under tax-qualified retirement plans made for the calendar year preceding the year of termination (the "Kopischke Severance Payment"). Ms. Kopischke will also be entitled to receive continued health insurance for a period of one year following the effective date of termination. If First Busey or its successor terminates Ms. Kopischke's employment without cause or if she terminates due to constructive discharge within one year after a change in control, Ms. Kopischke will be entitled to receive an amount equal to two times the Kopischke Severance Payment. Ms. Kopischke will also be entitled to receive continued health insurance for a period of two years following the effective date of such a termination.

        The following table shows potential payments to our NEOs following certain termination events, including a termination following a change in control of First Busey. The amounts shown assume that termination was effective as of December 30, 2011, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination. The actual amounts to be paid can only be determined at the actual time of an executive's termination.

Name	Type of Payment	Involuntary Termination (No Change in Control)	Termination Due to Disability or Death	Involuntary Termination (Change in Control)	Voluntary Termination (Change in Control)	Change in Control (No Termination)
Van A. Dukeman	Cash Severance Payment	$693,495	$693,495	$2,080,484	$2,080,484	—
	Life, Health & Disability	$17,037	$17,037	$51,111	$51,111	—
	Gross-Up Payment(1)	—	—	$983,438	$983,438	—
	Acceleration of Equity Awards	—	$473,135	—	—	$473,135
Leanne C. Kopischke	Cash Severance Payment	$291,112	—	$582,225	—	—
	Life, Health & Disability	$3,396	—	$6,793	—	—
	Acceleration of Equity Awards	—	$99,890	—	—	$99,890
Robert F. Plecki, Jr.	Cash Severance Payment	$368,500	—	$736,999	—	—
	Life, Health & Disability	$6,214	—	$12,428	—	—
	Acceleration of Equity Awards	—	$187,215	—	—	$187,215
Christopher M. Shroyer	Cash Severance Payment	$368,030	—	$736,059	—	—
	Life, Health & Disability	$7,361	—	$14,723	—	—
	Acceleration of Equity Awards	—	$187,215	—	—	$187,215
David B. White	Cash Severance Payment	—	—	—	—	—
	Life, Health & Disability	—	—	—	—	—
	Acceleration of Equity Awards	—	$187,215	—	—	$187,215

(1)
Estimated calculation based on a Federal Tax Rate of 35.0%, State Income Tax Rate of 9.5%, Medicare Tax Rate of 1.5% and Excise Tax of 20.0%.

        As reflected in the table above, each NEO's outstanding restricted stock units, as reflected in the "Outstanding Equity Awards at Fiscal Year End" table on page 30, vest upon a change in control of the Company or upon a termination of the officer's service due to the officer's death or disability. Mr. White's restricted stock units also vest upon his retirement if such retirement occurs following the second anniversary of the grant date of the units.

 EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        During 2011, the following individuals served as members of the Executive Management Compensation and Succession Committee: Joseph M. Ambrose (Chairman), David J. Downey, David L. Ikenberry (until his departure from the board in May), and August C. Meyer, Jr. None of these individuals has ever served as an officer or employee of the Company or any of our subsidiaries or has any relationships with the Company or any of our subsidiaries requiring disclosure under "Certain Relationships and Related-Person Transactions" below. The Executive Management Compensation and Succession Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

PROPOSAL 2:
NONBINDING, ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

        Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as First Busey, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, commonly referred to as a "say-on-pay" vote.

        In accordance with these requirements, we are providing stockholders with an advisory vote on the compensation of our named executive officers.

        As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the overall objectives of First Busey's compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2011. The Executive Management Compensation and Succession Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our named executive officers in fiscal 2011 reflects and supports these compensation policies and procedures.

        The following resolution is submitted for stockholder approval:

  "RESOLVED, that First Busey Corporation's stockholders approve, on an advisory basis, its executive compensation as described in the section captioned 'Compensation Discussion and Analysis' and the tabular disclosure regarding named executive officer compensation under 'Executive Compensation' contained in the Company's proxy statement dated April 13, 2012."

        Approval of this resolution requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the annual meeting. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Executive Management Compensation and Succession Committee will take into account the outcome of the vote when considering future compensation arrangements.

Board Recommendation

        The board of directors recommends stockholders vote to approve the overall compensation of our named executive officers by voting "FOR" this proposal. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

PROPOSAL 3:
NONBINDING, ADVISORY PROPOSAL REGARDING THE FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require publicly traded companies, such as First Busey, to permit a separate stockholder vote on the frequency with which stockholders shall conduct an advisory say-on-pay vote on executive compensation, such as the proposal above. In accordance with these requirements, we are providing stockholders with an advisory vote on the frequency with which our stockholders will vote on a say-on-pay proposal.

        The advisory vote on the frequency of say-on-pay votes is a nonbinding vote as to how often say-on-pay votes should occur: every year, every two years or every three years. In addition to those choices, stockholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.

        After careful consideration, our board of directors recommends that future stockholder say-on-pay votes be conducted annually. The board values and encourages constructive input from our stockholders regarding First Busey's compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our stockholders. An annual say-on-pay vote will provide the board and Executive Management Compensation and Succession Committee with useful information on stockholder sentiment about these important matters on the most frequent and consistent basis.

        Although the board recommends a say-on-pay vote every year, stockholders are not voting to approve or disapprove the board's recommendation. Rather, stockholders are being asked to vote on the following resolution:

        "RESOLVED, that the stockholders of First Busey Corporation determine, on an advisory basis, that the frequency with which the stockholders shall have an advisory vote on executive compensation set forth in the Company's proxy statement for its annual meeting of stockholders, beginning with the 2012 Annual Meeting of Stockholders, is (i) every year, (ii) every two years, or (iii) every three years."

        The choice which receives the highest number of votes will be deemed the choice of the stockholders.

        While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Executive Management Compensation and Succession Committee or board of directors and may not be construed as overruling any decision by the Executive Management Compensation and Succession Committee or the board. However, the Executive Management Compensation and Succession Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

        The board of directors recommends a vote for the EVERY YEAR frequency alternative. Proxies properly signed and returned will be voted for the EVERY YEAR frequency unless stockholders specify otherwise. Stockholders are not voting to approve or disapprove the board of director's recommendation. Stockholders may choose among the three choices included in the resolution above, or may abstain for voting on this proposal.

 AUDIT AND RELATED FEES

        During the period covering the fiscal years ended December 31, 2011 and 2010, McGladrey & Pullen LLP and RSM McGladrey, Inc. performed the following professional services for First Busey for which we paid the following amounts:

	2011	% of Total Fees	2010	% of Total Fees
Audit Fees(1)	$442,500	90.0%	$445,700	87.2%
Audit-Related Fees(2)	9,500	2.0%	9,500	1.9%
Tax Fees(3)	38,800	8.0%	55,895	10.9%
All Other Fees	—	—	—	—
Total Fees	$490,800	100%	$511,095	100%

(1)
Audit fees consist of fees for professional services rendered for the integrated audit of First Busey Corporation's consolidated financial statements, including procedures required to comply with U.S. Department of Housing and Urban Development ("HUD") and Small Business Lending Fund ("SBLF") requirements, review of First Busey Corporation's quarterly reports on Form 10-Q, annual report on Form 10-K and related proxy statement and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements such as Forms S-3 and S-8 and related prospectuses.

(2)
Audit-related fees are principally for annual agreed upon procedures for the trust department.

(3)
Tax services fees consist of compliance fees for the preparation of original and amended federal and state tax returns, claims for refunds and tax planning services.

        A representative of McGladrey & Pullen, LLP is expected to be present at the 2012 Annual Meeting of Stockholders and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. We expect to appoint McGladrey & Pullen, LLP as our independent registered public accounting firm for 2012 upon review and approval of an engagement letter by the Audit Committee.

Audit Committee Pre-Approval Policy

        Generally, the Audit Committee requires pre-approval of any services to be provided by First Busey's auditors, McGladrey & Pullen, LLP, and First Busey's tax accountants, RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP), to First Busey or any of its affiliates. Additionally, the Audit Committee also pre-approves other services related to Sarbanes-Oxley compliance, tax and accounting services provided by other third parties. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, which is Mr. Leister.

        In 2011, the Audit Committee pre-approved all audit services which consisted of professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting in accordance with Sarbanes-Oxley Section 404, procedures required to comply with HUD and SBLF requirements, review of financial statements included in our quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings. Pre-approved services also included audit-related agreed-upon procedures performed for our trust company subsidiary. Pre-approved tax services were related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice. There were no other services that were required to be pre-approved by the committee.

 CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

        The board has adopted a policy for review, approval and monitoring of transactions involving First Busey and "related persons" (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).

        Under the policy, the Audit Committee is responsible for reviewing and approving all reportable transactions with any related persons. In considering the transaction, the Audit Committee will take into account all relevant factors, including whether the transaction is on terms comparable to those available to an unaffiliated third party. In connection with any approval or ratification of a transaction, the Audit Committee will also determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. The board has delegated to the Chairman of the Audit Committee the authority to pre-approve or ratify any transaction with a related person up to $120,000. The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity, and certain ordinary course of business banking transactions shall be deemed to be pre-approved by the Audit Committee.

        During 2011, Mr. Knox, a director of First Busey, and an attorney with Tummelson Bryan & Knox, LLP, Urbana, Illinois, provided legal and certain consulting services to First Busey. We paid $117,194 in fees to Tummelson Bryan & Knox, LLP for such services during 2011.

        First Busey is also a party to a lease with an entity in which Midwest Television, Inc. (of which Mr. Meyer is the Chairman and his daughter is the President and a controlling stockholder) is a 50% partner. The aggregate payments made by First Busey pursuant to that lease were approximately $439,912 in 2011. Additionally, First Busey is a party to another lease with Midwest Television directly, the payments under which were insignificant in 2011. We believe that the terms of these leases are no less favorable to First Busey or its subsidiaries than would have been obtained from non-affiliated parties and that the leases do not prevent Mr. Meyer from being deemed to be an independent director.

        Our directors and executive officers and their associates were customers of, and had transactions with, First Busey and our subsidiaries, including Busey Bank, in the ordinary course of business during 2011. Additional transactions may be expected to take place in the future. In the opinion of management, all outstanding loans, commitments to loan, transaction in repurchase agreements, certificates of deposit and depository relationships, were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present unfavorable features. All such loans are approved by Busey Bank's board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other nonlending transactions between a director and First Busey or its subsidiaries to ensure that such transactions do not affect a director's independence.

OTHER BUSINESS

        As of the date hereof, there is no business to be transacted at the 2012 Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the annual meeting. If, however, other matters should properly be brought before the annual meeting, it is intended that the proxy holders may vote or act in accordance with our board's recommendation on such matters.

 ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which includes our financial statements as of and for the year ended December 31, 2011, accompanies this proxy statement.

        If you would like a copy of our corporate governance guidelines, board committee charters or our code of business standards and ethics, we will send you one without charge. Please write to:

Ms. Mary E. Lakey
Corporate Secretary
First Busey Corporation
100 W. University Avenue
Champaign, IL 61820

*    *    *    *    *

ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY

Please moisten adhesive and seal. PROXY–FIRST BUSEY CORPORATION I, the undersigned stockholder of First Busey Corporation (the “Company”), having received notice of the Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, each of Tom Berns and Tom Brown, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock, $.001 par value (“Common Stock”), of the Company standing in my name on its books on April 2, 2012, at the Annual Meeting of Stockholders of the Company, to be held at Busey Executive Center, 115 N. Neil St., Champaign, Illinois, on Tuesday, May 15, 2012 at 6:30 p.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows: fold here 1. FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Stockholders (except as marked to the contrary below). WITHHOLD AUTHORITY to vote for all nominees below. 2. Approval, in a nonbinding, advisory vote, of the compensation of our named executive officers, as described in the accompanying proxy statement. 3. Recommendation, in a nonbinding, advisory vote, of the frequency with which stockholders will vote on future say-on-pay proposals. 4. In accordance with their discretion, upon all other matters that may properly be brought before the meeting. This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” the nominees listed under Proposal 1, “FOR” Proposal 2 and for the “1 Year” frequency on Proposal 3. Joseph M. Ambrose E. Phillips Knox August C. Meyer, Jr. David J. Downey V.B. Leister, Jr. George T. Shapland Van A. Dukeman Gregory B. Lykins Thomas G. Sloan Abstain Against For Abstain 3 Years 2 Years 1 Year fold here This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. Your vote is important. Accordingly, even if you plan to attend the Annual Meeting, please mark, sign, date and fold this proxy and return to the reply address as supplied on this self-mailing form. Any previously submitted proxies will not be used at the Annual Meeting. If you plan on attending the meeting, please indicate below. If you have any questions, contact Mary Lakey at 217.365.4556 or mary.lakey@busey.com. Yes, number attending: Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign. Signature Date Signature Date

FIRST BUSEY CORPORATION 100 W UNIVERSITY AVE CHAMPAIGN IL 61820-9913NO POSTAGENECESSARYIF MAILEDIN THEUNITED STATESBUSINESS REPLY MAILFIRST-CLASS MAILURBANA IL PERMIT NO 193POSTAGE WILL BE PAID BY ADDRESSEEArtwork for User Defined (4.25" x 6") Layout: sample BRM card with IMB.lytMarch 29, 2012Produced by DAZzle Designer, Version 9.0.05(c) 1993-2009, Endicia, www.Endicia.comU.S. Postal Service, Serial # IMPORTANT: DO NOT ENLARGE, REDUCE OR MOVE the FIM and POSTNET barcodes. They are only valid as printed! Special care must be taken to ensure FIM and POSTNET barcode are actual size AND placed properly on the mail to meet both USPS regulations and automation compatibility standards. ATTN MARY LAKEY